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                                                                       EXHIBIT 8


                  [Letterhead of Simpson Thacher & Bartlett]



                                                  May 21, 1999


                Re:  Issuance and Sale of 7.00% Capital
                     Securities, Series G, by Chase Capital VII


The Chase Manhattan Corporation
270 Park Avenue
New York, New York 10017

Chase Capital VII
c/o The Chase Manhattan Corporation
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

           We have acted as special tax counsel ("Tax Counsel") to The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), and Chase Capital VII, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of the 7.00% Junior Subordinated Deferrable Interest Debentures, Series G by the Corporation
pursuant to the Indenture (the "Indenture"), between the Corporation and The
Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Debenture Trustee") in the form filed as an exhibit to the Registration Statement; and (ii) the issuance and sale of 7.00% Capital
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                                           -2-                      May 21, 1999


Securities, Series G (the "Series G Capital Securities"), and the Series G Common Securities (collectively, the "Series G Securities") pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") among the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, in the form filed as an exhibit to the Registration Statement. The Series G Capital Securities will be offered for sale to investors pursuant to the Registration Statement.

           The Series G Securities are guaranteed by the Corporation with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Series G Guarantee Agreement (the "Series G Guarantee"), between the Corporation and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders of the Series G Securities, in the form filed as an exhibit to the Registration Statement.

           All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

           In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement, (ii) the Indenture; (iii) a form of the Series G Subordinated Debentures; (iv) a form of the Trust Agreement; (v) a form of the Series G Guarantee; and (vi) a form of the Series G Capital Securities, in the case of each "form", as such form was filed as an exhibit to the Registration Statement. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and the Trust and such
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                                            -3-                     May 21, 1999


other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Series G Subordinated Debentures and the Series G Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

           On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we hereby confirm our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences".

           We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Series G Capital Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

           Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.


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                                      -4-                          May 21, 1999

           We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

           We hereby consent to the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Validity of Securities".

                                       Very truly yours,


                                       SIMPSON THACHER & BARTLETT